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                                                                   EXHIBIT 10.25

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A DOUBLE ASTERISK (**). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                LICENSE AGREEMENT
                                -----------------

           This License Agreement, (hereinafter referred to as the "AGREEMENT") effective as of the 7th day of November, 2001 (hereinafter referred to as "EFFECTIVE DATE"), is by and between Becton Dickinson and Company and its affiliates, having an address at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880 (hereinafter referred to as "BD"), and Cell Robotics International, Inc., and its entity affiliates, having a place of business at 2715 Broadbent Parkway, Albuquerque, New Mexico 87107 (hereinafter referred to as "CR").

                                   WITNESSETH
                                   ----------

           **.

         WHEREAS, CR desires to obtain from BD an exclusive sublicense to U.S. Patent No. 5,165,418 and BD is willing to grant such a license to CR.

           NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, it is agreed by and between the parties hereto as follows:


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ARTICLE I - DEFINITIONS
-----------------------

         1. **.

         2. "BD" as used herein shall mean Becton Dickinson and Company and any entity which at any time during the life of this AGREEMENT directly or indirectly, through one or more intermediaries, controls Becton Dickinson and Company, is controlled by Becton Dickinson and Company, or is under common control of Becton Dickinson and Company, (including subsidiaries of Becton Dickinson and Company) and another entity, or is controlled by an entity that controls Becton Dickinson and Company.

         3. "CR" as used herein shall mean Cell Robotics International, Inc. and any entity which at any time during the life of this AGREEMENT directly or indirectly, through one or more intermediaries, controls Cell Robotics International, Inc., is controlled by Cell Robotics International, Inc., or is under common control of Cell Robotics International, Inc., (including subsidiaries of Cell Robotics International, Inc.) and another entity, or is controlled by an entity that controls Cell Robotics International, Inc.

         4. "LICENSED PATENT" as used herein shall mean U.S. Patent No.
5,165,418.

         5. "VALID CLAIM" as used herein shall mean a claim of the LICENSED PATENT so long as such claim shall not have been disclaimed by BD or shall not have been held invalid or not infringed by CR in an unappealed or unappealable decision rendered by a tribunal of competent jurisdiction.

         6. **.
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         7. "PRODUCT(S)" as used herein shall mean any product, device, instrument, kit or component thereof which fall within the LICENSED FIELD, the making, using, imparting, offering for sale or selling of which would, in the absence of the license granted hereunder, infringe, contribute to the infringement of, or induce the infringement of any VALID CLAIM of the LICENSED PATENT.

         8. "NET SALES" as used herein shall mean, unless otherwise provided, the invoice price at which the PRODUCT is sold by CR, to a purchaser other than CR, either individually or as part of a kit, less returns, allowances or credits, rebates, excise, sales, use or value-added taxes, delivery charges billed on the invoice to the purchaser, cash and trade discounts allowed, import duty, and commissions to agents other than employees of CR.


ARTICLE II - GRANT
------------------

         1. Subject to the terms and conditions of this AGREEMENT, BD hereby grants to CR an exclusive, sublicense to import, make, have made for its own use and sale, use, offer to sell, offered to sell, sold and sell PRODUCT covered by a VALID CLAIM of the LICENSED PATENT in the United States of America, without the right to grant sublicenses.


ARTICLE III - PAYMENTS
----------------------

         1. **.

         2. **.

         3. **.


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         4. Royalties are payable by CR based solely on PRODUCT(S) sold by CR, on a country-by-country basis, until the last to expire of the LICENSED PATENT.

         5. At the expiration of the period set forth in Paragraph 4 of this ARTICLE, CR shall have a completely paid-up, royalty-free right and license to subsequently make, have made, use and sell the PRODUCT(S) and shall have no further obligations to BD.

         6. **.

         7.  (A) **.

             (B) Nothing in this Agreement shall impose upon CR the obligation to create, continue or maximize sales of the PRODUCT(S) or prevent CR from making, using or selling or causing to be made, have made, used or sold, any place in the world, products competitive in nature to PRODUCT(S). Nothing herein contained shall in any way limit CR's free and exclusive right to determine in its discretion the timing or manner of marketing, manufacturing or advertising the PRODUCT(S).

         8. If CR does not pay the minimum annual royalty at the time such minimum is payable, BD, at its option, may convert this AGREEMENT to a non-exclusive license, upon written notice to CR. CR shall have ninety (90) days after receiving such notice to make up any deficiencies in its payments in order to maintain its exclusive licensee status.


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ARTICLE IV - REPRESENTATIONS AND WARRANTIES
-------------------------------------------

         1. BD represents and warrants that it has the right to grant the sublicense as set forth in this Agreement and is able to enter into this Agreement and become bound by the terms hereof.

         2. BD represents and warrants that, to the best of its knowledge, no third party has any rights in conflict.

         3. BD represents and warrants that it is under no obligation to any third party that would interfere with their representations or obligations under this AGREEMENT.


ARTICLE V - BOOKS OF ACCOUNT AND REPORTS
----------------------------------------

         1. CR agrees to keep complete and accurate records of its sales of the PRODUCT(S) sold and all data necessary for the computation of payments to be made to BD hereunder. However, CR shall have no duty of trust or other fiduciary relationship with BD regarding the maintenance of the books of account or the calculation and reporting of royalties.

         2. Payments under ARTICLE III, when due, shall be made on or before the last business day of May, August, November and February of each year for the sales of the PRODUCT(S) sold by CR during the preceding quarterly periods ending on the last day of March, June, September and December, respectively. Such payments to BD shall be accompanied by a statement showing the total NET SALES of the PRODUCT(S) sold by CR, the amount of any credit taken and such other particulars as are necessary for an account of the payments to be made pursuant to this Agreement. Payment of the amount due shall accompany such statement, which shall be deemed to be true and correct unless objected to and audited in accordance with Paragraph 4 of this ARTICLE.


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         3.  (A) To the extent sales requiring a royalty payment may have been made by CR in a country other than the United States, such royalty payments shall be made by CR in United States dollars on the basis of conversion, from the currency of such other country by converting the royalty in the currency of the country in which the sales were made at the exchange rate for United States Dollars prevailing at the close of the last business day of the calendar quarter for which sales occurred and royalties are being calculated as published the following day in the Wall Street Journal and with respect to those countries for which rates are not published, the exchange rate fixed for such date by the appropriate United States governmental agency.

             (B) The foregoing is subject to the right of CR to make payment of royalties in any country where the currency is blocked and where legal conversion of the currency billed cannot be made into United States dollars by depositing such royalty payments in BD's name in a bank designated by BD within such country.

         4. BD, at its own expense, shall have the right for a period of three
(3) years after receiving any report from CR to nominate an independent Certified Public Accountant, acceptable to CR which acceptance shall not be unreasonably withheld, who shall have access to CR's records during reasonable business hours for the purpose of verifying the payments made under this Agreement, but this right may not be exercised more than once in any calendar year, and the Accountant shall disclose to BD information limited only to the accuracy of the payment report and the payments made in accordance with this Agreement.


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ARTICLE VI - PATENT LITIGATION
------------------------------

         1. (A) In the event either party hereto receives notice of alleged infringement of any of the LICENSED PATENT, it shall promptly notify the other party in writing of such infringement. BD shall have the right, but not the obligation, to bring suit and to control the conduct thereof against the alleged infringer, and to join CR as a party to such suit, in which event BD shall hold CR free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees. In the event BD exercises the right to bring suit herein conferred, it shall have the right to retain all damages recovered.

             (B) If BD does not bring suit against said infringer, as herein provided, within one hundred twenty (120) days after receipt of such notice, CR shall have the right, but shall not be obligated, to bring suit for such alleged infringement, and to join BD as a party to such suit only if a court of competent jurisdiction determines BD is a necessary party to such suit, in which event CR shall hold BD free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees. In the event CR exercises the right to bring suit for such alleged infringement, it shall have the right to retain all damages recovered.

             (C) Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other for infringement, under the terms hereof. Either party has the right, within ninety (90) days of the filing of the original complaint, to join in, but not control, any infringement suit brought by the other party and shall share equally in the cost and expenses of such litigation, including attorneys' fees, and any sums recovered.



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ARTICLE VII - TRANSFERABILITY OF RIGHTS AND OBLIGATIONS
-------------------------------------------------------

         1. This AGREEMENT and the license granted under it may not be assigned, transferred or sold by CR, without the express prior written consent of BD, which shall not be unreasonably withheld. If CR assigns this AGREEMENT, the assignee shall agree in writing, which shall be provided to BD, to assume all obligations of CR created by this AGREEMENT.

         2. BD may freely assign this AGREEMENT in whole or in any part.

         3. This AGREEMENT shall be binding upon and inure to the benefit of the successor and assigns or the parties hereto to which this AGREEMENT relates.


ARTICLE VIII - **
-----------------

         1. **.

         2. **.


ARTICLE IX - DURATION AND TERMINATION
-------------------------------------

         1. Unless sooner terminated as herein provided in Paragraph 2 of this ARTICLE, this Agreement shall continue in effect until the expiration of the LICENSED PATENT.

         2. BD shall have the right to terminate this AGREEMENT if CR commits a material breach of an obligation under this AGREEMENT, including the failure to make timely payments hereunder, and continues in default for more than sixty
(60) days after receiving written notice from BD of such default, such termination to be effective immediately upon further written notice to CR after such sixty (60) day period. If such material breach by CR occurs, all payments of any kind under this AGREEMENT shall be accelerated and shall become immediately due and payable by CR, and CR consents to the entry of judgment in the amount of such payments becoming immediately due.


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         3. In the event that CR shall be adjudicated bankrupt, go into liquidation, receivership or trusteeship, make a composition with its creditors or enter into any similar proceeding of the same nature, then BD shall have the right without liability therefore to terminate this AGREEMENT forthwith by notice in writing to CR. Nothing herein shall limit any other remedies to which BD may be entitled under law or equity.


ARTICLE X - DISCLAIMER, AND HOLD HARMLESS
-----------------------------------------

         1. It is understood and agreed by and between the parties hereto that nothing contained in this AGREEMENT shall constitute or be construed to constitute any undertaking, representation, suggestion, inducement, warranty, assurance or guarantee whatsoever by either party in connection with PRODUCT(S) or any component, product, material, service, process or apparatus with respect to safety, quality, yield, production, cost, profit, saleability, licensability, demand, utility, performance, availability of raw materials, accident or injury to person or property.

         2. CR expressly indemnifies and holds BD, its affiliates, successors and assigns and its officers, directors and employees harmless from and against any and all claims, liabilities, damages, costs, expenses, and/or actions of any kind whatsoever relating to product liability claims which arise from or are connected with the manufacture, use, lease, importation, offer for sale, sale, or other disposition of PRODUCT(S) under the LICENSED PATENT.



ARTICLE XI - MISCELLANEOUS
--------------------------

         1. Any notice or other communication required or permitted by this Agreement shall be deemed to have been validly delivered on the date mailed if the same shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or faxed with confirmation, addressed as follows:

           To BD:              Becton, Dickinson and Company
                               Preanalytical Solutions
                               1 Becton Drive
                               Franklin Lakes, NJ  07417-1880
                               Attention:  President
                               Tel. No.:  (201) 847-4508
                               Fax No.:  (201) 847-4867


           With copy to:       Becton, Dickinson and Company
                               1 Becton Drive
                               Franklin Lakes, NJ 07417-1880
                               Attention:  Chief Intellectual Property Counsel
                               Tel. No.:  (201) 847-7116
                               Fax No.:  (201) 848-9228

           To CR:              Cell Robotics, Inc.
                               2715 Broadbent Parkway
                               Alburquerque, New Mexico
                               Attention:  Ronald K. Lohrding, Ph.D.
                               Tel. No.:  505-343-1131 Ext. 106
                               Fax No.:  505-344-8112

           2.     All royalty payments shall be addressed as follows:

           To BD:              Becton, Dickinson and Company
                               1 Becton Drive
                               Franklin Lakes, NJ 07417-1880
                               Att:  Controller, BD Preanalytical Solutions
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         3. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers or principal and agent or create any entity or association, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

         4. CR shall not use the name of BD or any adaptation thereof in any advertising, promotion, sales literature or packaging in a manner which would constitute an expressed or implied endorsement for any commercial product without the prior written consent of BD.

         5. Nothing herein contained shall be construed to grant to CR any license or rights in any other of BD's intellectual property.

         6. Neither CR nor BD shall be responsible for and the terms of this AGREEMENT shall be inapplicable to any default or delays which are due to cause beyond CR's or BD's control, including but without limitation acts of God or of the public enemy, acts or any order of a government, fires, floods, or other natural disasters, embargoes, accidents, explosions, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), shortages of fuel, power or raw materials, inability to obtain or delays of transportation facilities, incidents of war, or other events causing the inability of CR or BD, acting in good faith with due diligence, to perform its obligations under this AGREEMENT.

         7. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no modification of this Agreement shall be effective unless it is in writing and is signed by a duly authorized representative of each party. There are no understandings, representations or warranties except as herein expressly set forth.


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         8. The failure or delay of a party hereto to enforce any of its rights under this Agreement shall not be deemed to be a continuing waiver or a modification by such party of any of its rights under this Agreement, and a party may, within the time provided by the applicable law, commence appropriate legal proceedings to enforce any or all of its rights under this Agreement. Any failure to enforce or delay in enforcement shall not constitute a defense.

         9. Neither party shall originate any publicity, news release or public announcement, written or oral, whether to the public, press or otherwise, relating to this Agreement, to any amendment hereto or performance hereunder, without approval of the other party which approval shall not be unreasonably held, save only such announcement as in the advice of counsel to the party making such announcement is required by law to be made. In the event CR is required by law to disclose this AGREEMENT, CR shall notify BD in writing within ten (10) days before making such disclosure and CR shall make every reasonable effort to only disclose the redacted version of the AGREEMENT attached hereto in Appendix A.

         10. This AGREEMENT shall be binding upon and inure to the benefit of the successor and assigns of BD and CR to which this AGREEMENT relates.

         11. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining part or provisions shall not be affected by such holdings.

         12. BD hereby releases CR from any alleged infringement of the LICENSED PATENT prior to and including the EFFECTIVE DATE of this AGREEMENT, and more particularly, BD releases CR and its customers from any and all liability resulting from the manufacture, importation, use, offer for sale, leasing, transferring, exporting, importing, sale or otherwise disposing of any PRODUCT which may have infringed the LICENSED PATENT prior to and including the EFFECTIVE DATE of this AGREEMENT and whose continued use would infringe the LICENSED PATENT subsequent to the EFFECTIVE DATE of this AGREEMENT.


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         13. This Agreement shall be construed, interpreted and applied in accordance with and governed by the laws of the State of New Jersey, United States of America and the parties hereby submit to the jurisdiction of the courts of that State.

         IN WITNESS WHEREOF, BD and CR have caused this Agreement to be duly executed in duplicate originals as of the date first hereinabove written.

Cell Robotics International, Inc.           Becton, Dickinson and Company


By:   /s/ Ronald K. Lohrding                By: /s/ Richard O. Brajer
      ---------------------------               --------------------------------
      Ronald K. Lohrding, Ph.D                  Richard O. Brajer
      President and CEO                         President
                                                BD Clinical Laboratory Solutions

Date: 12/17/01                              Date: 1/3/02
      ---------------------------                 ------------------------------






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                                   APPENDIX A

**PAGES 1 THROUGH 15 REDACTED